EXHIBIT 99.1

QUATTRO HOSTING LLC,

AND AFFILIATED ENTITES

COMBINED FINANCIAL STATEMENTS

For the years ended December 31, 2013 and 2012

(with Independent Auditors’ Report)

Report of the Auditor

to the General Meeting of

Quattro Hosting LLC and affiliated companies

Report of the Auditor on the combined financial statements

We have audited the accompanying combined financial statements of Quattro Hosting LLC and affiliated companies (ERNEPH 2012A (Pty) Ltd. dba ISMS, ERNEPH 2012B (Pty) Ltd. dba GraphicMail South Africa, Interinbox SA, Intercloud Limited), which comprise the combined balance sheet as at December 31, 2012 and December 31, 2013, the combined statement of operations 2012 and 2013, the combined statement of changes in equity, the combined statement of cash flows and the notes to the combined financial statements for the years 2012 and 2013.

Board of Directors’ Responsibility

The Board of Directors is responsible for the preparation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of combined financial statements that are free from material misstatement, whether due to fraud or error. The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with International Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers the internal control system relevant to the entity’s preparation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control system. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements for the years ended December 31, 2012 and December 31, 2013 give a true and fair view of the financial position, the results of operations and the cash flows in accordance with accounting principles generally accepted in the United States of America.

Report on Other Legal Requirements

We confirm that we meet the legal requirements on licensing according to the Auditor Oversight Act (AOA) and independence (article 728 Code of Obligations (CO) and article 11 AOA) and that there are no circumstances incompatible with our independence.

Matter of emphasis

As disclosed in Note 1, Quattro Hosting LLC was formed in 2008 but was audited only since the year ended December 31, 2012 as part of the attached combined financial statements.

Geneva, Switzerland, December 22, 2014

BAKER TILLY SPIESS SA

David Bueche

Yvan Zweifel

Licensed audit expert

Licensed audit expert

Enclosures: Combined financial statements (balance sheet, statement of operations, statement of changes in equity, statement of cash flows, notes)

QUATTRO HOSTING, LLC AND AFFILIATED COMPANIES

COMBINED BALANCE SHEETS

(IN US DOLLARS)

	December 31,	December 31,
	2013	2012

Assets
Cash and cash equivalents	$520,203	$302,872
Accounts receivable, net	246,363	126,460
Accounts receivable - related parties	2,344	33,180
Prepaid expenses	11,710	46,221
Other current assets	48,360	4,004
Total current assets	828,980	512,737

Property, plant and equipment, net	56,491	69,030
Intangibles, net	139,852	184,133
Prepaid expenses non-current	4,182	5,148
Other assets	55,133	93,814
Total assets	$1,084,638	$864,862

Liabilities and Members' Equity

Liabilities:
Accounts payable	$157,708	$146,584
Accrued expenses	73,379	81,101
Loan - related parties, current	197,345	—
Total current liabilities	428,432	227,685

Loan - related parties	—	221,089
Total liabilities	428,432	448,774

Members' equity:
Paid in capital	113,354	110,517
Retained earnings	513,009	309,496
Accumulated other comprehensive income	29,843	(3,925
Total members' equity	656,206	416,088

Total liabilities and members' equity	$1,084,638	$864,862

The accompanying notes are an integral part of these combined financial statements.

QUATTRO HOSTING, LLC AND AFFILIATED COMPANIES

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(IN US DOLLARS)

	For the years ended
	December 31,
	2013	2012

Net revenue:
Revenue, net	$3,909,502	$2,041,013
Total revenue, net	3,909,502	2,041,013

Operating expenses:
Cost of sales	985,483	509,529
General and administrative	2,206,889	1,086,557
Selling and marketing	459,363	244,798
Total operating expenses	3,651,735	1,840,884
Operating profit	257,767	200,129

Other income (expense):
Interest income	143	129
Interest expense	(6,419)	(3,411)
Other (expense) income	(23,785)	76,162
Total other income (expense)	(30,061)	72,880
Profit before taxes	227,706	273,009

Income tax provision	(24,193)	(28,998)
Net income	$203,513	$244,011
Other comprehensive income:
Cumulative translation adjustment	33,768	(3,925)
Comprehensive income	$237,281	$240,086

The accompanying notes are an integral part of these combined financial statements.

QUATTRO HOSTING, LLC AND AFFILIATED COMPANIES

COMBINED STATEMENT OF CHANGES IN MEMBERS' EQUITY

(IN US DOLLARS)

		Accumulated
		Other		Total
	Members'	Comprehensive	Retained	Members'
	Capital	Income	Earnings	Equity
Balance at December 31, 2011	$1,000	$—	$65,485	$66,485

Members' capital contributions	109,517	—	—	109,517
Net income	—	—	244,011	244,011
Foreign currency translation adjustment	—	(3,925)	—	(3,925)

Balance at December 31, 2012	110,517	(3,925)	309,496	416,088

Members' capital contributions	2,837	—	—	2,837
Net income	—	—	203,513	203,513
Foreign currency translation adjustment	—	33,768	—	33,768

Balance at December 31, 2013	$113,354	$29,843	$513,009	$656,206

The accompanying notes are an integral part of these combined financial statements.

QUATTRO HOSTING, LLC AND AFFILIATED COMPANIES

COMBINED STATEMENTS OF CASH FLOWS

(IN US DOLLARS)

	For the Years Ended
	December 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$203,513	$244,011
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,661	29,377
Changes in operating assets and liabilities:
Accounts receivable, net	(119,903)	(126,460)
Accounts receivable - related parties	30,836	(33,180)
Prepaid expenses	34,511	(28,059)
Prepaid expenses non-current	966	(5,148)
Other current assets	(44,356)	(4,004)
Other assets	38,681	(93,814)
Accounts payable	11,124	142,496
Accrued expenses	(7,722)	63,255
Net cash provided by operating activities	215,311	188,474

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of intangibles	—	(201,961)
Purchases of assets	(10,841)	(80,579)
Net cash used in investing activities	(10,841)	(282,540)

CASH FLOWS FROM FINANCING ACTIVITIES:
Members' capital contributions received	2,837	109,517
Proceeds from the issuance of notes payable - related parties	—	221,089
Principal payments on notes payable - related parties	(23,744)	—
Net cash provided by (used in) financing activities	(20,907)	330,606

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	33,768	(3,925)

INCREASE IN CASH AND CASH EQUIVALENTS	217,331	232,615
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	302,872	70,257
CASH AND CASH EQUIVALENTS, END OF PERIOD	$520,203	$302,872

The accompanying notes are an integral part of these combined financial statements.

QUATTRO HOSTING, LLC AND AFFILIATED COMPANIES

NOTES TO COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(FIGURES IN US DOLLARS)

NOTE 1 – ORGANIZATION

Quattro Hosting, LLC., a Delaware limited liability company along with affiliated companies; ERNEPH 2012A (Pty) Ltd. dba ISMS, a South African limited company, ERNEPH 2012B (Pty) Ltd. dba GraphicMail South Africa, a South African limited company, InterInbox SA, a Swiss corporation, and its subsidiary Intercloud Limited, a Gibraltar company (combined together, the "Company") operate an email marketing platform that provides services to create and send email newsletters, manage and segment subscribers and provide analytical reports to understand performance. The platform is distributed internationally to over 35,000 customers either directly on a subscription basis through the GraphicMail brand or white labeled through channel partners.

Quattro Hosting, LLC., was formed in 2008, while ERNEPH 2012A (Pty) Ltd. dba ISMS, ERNEPH 2012B (Pty) Ltd. dba GraphicMail South Africa, InterInbox SA, and Intercloud Limited were all formed in 2012 as a result of the company's reorganization.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. Significant accounting policies are as follows:

Principles of Consolidation

The combined financial statements have been prepared in conformity with U.S. generally accepted accounting principles, or GAAP, and reflect the accounts and operations of the Companies and its majority or wholly-owned subsidiaries, beginning with the date of their respective acquisition. In accordance with the provisions of Financial Accounting Standards Board ("FASB"), Accounting Standards Codification ("ASC") Section 810, or ASC 810, Consolidation, the Company has combined the financial statements as these companies all have common ownership and are commonly controlled. As such all intercompany transactions and balances have been eliminated in combination.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period. Management evaluates these estimates and assumptions on a regular basis. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2013 and 2012, respectively, cash and cash equivalents include cash on hand and cash in banks. At times, cash deposits may exceed government-insured limits.

Accounts Receivable

Accounts receivable represent amounts earned but not collected in connection with the Company's sales as of December 31, 2013 and 2012. Account receivables are carried at their estimated collectible amounts.

The Company plans to follow the allowance method of recognizing uncollectible accounts receivable. The Company recognizes bad debt expense based on specifically identified customers and invoices that are anticipated to be uncollectable. At December 31, 2013 and December 31, 2012, an allowance was determined to not be needed. Correspondingly the Company has not recorded any bad debt expense for the periods ended December 31, 2013 and December 31, 2012, respectively.

Fair Value of Financial Instruments

U.S. GAAP establishes a fair value hierarchy which has three levels based on the reliability of the inputs to determine the fair value. These levels include: Level 1, defined as inputs such as unadjusted quoted prices in active markets for identical assets or liabilities; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for use when little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company's financial instruments consist of cash, accounts receivable, deposits and accounts payable. The carrying amount of cash, accounts receivable and accounts payable approximates fair value because of the short-term nature of these items.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets and begins when the related assets are placed in service. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. Plant, property and equipment are reviewed each year to determine whether any events or circumstances indicate that the carrying amount of the assets may not be recoverable.

Depreciation is provided for on the straight-line method over the following estimated useful lives:

Software

2 years

Furniture and fixtures

 5 years

Computers and electronic equipment

3-4 years

Intangibles

Intangible assets represent the fair value of separately recognizable intangible assets acquired. The Company evaluates its intangibles for impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred. The Company performed its annual impairment test as of December 31, 2013 and determined that no impairment exists.

Revenue Recognition

The Company earns revenues through the sale of private label email license, dedicated IP setup and rental, SMS messaging, and royalties of Graphic Mail related products. The Company recognizes revenue when all of the following criteria have been more than met:

•	Persuasive evidence of an arrangement exists;
•	Delivery is available to occurred or services have been rendered;
•	The fee for the arrangement is fixed or determinable; and
•	Collectability is reasonably assured.

Orders for products with a specific life of a month, have been recorded when the specific period begins. Royalties on licensing arrangements are invoiced and recorded one month in arrears.

Income Taxes

Quattro Hosting, LLC is legally structured as limited liability company (LLC). For purposes of taxation, it has elected to be taxed as a C-Corporation. Income taxes are accounted for using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance would be provided for those deferred tax assets if it is more likely than not that the related benefit will not be realized.

While the Company has not incurred penalties and interest, any such amounts would be included in income tax expense in the accompanying combined statement of operations. The Company has no outstanding audits or examinations by any major tax jurisdiction; however the taxing authorities can audit the previous three years of tax returns and in certain situations audit additional years.

The income of foreign affiliated company earnings is not subject to United States taxes.

Foreign Currency Translation

The Company's financial statements are presented in U.S. dollars ($), which is the Company's reporting currency, while some of the affiliated companies and subsidiary functional currency is Swiss Franc ("CHF"), South Africa Rand ("ZAR") and British Pound ("GBP"). Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the combined statements of operations. Monetary assets and liabilities denominated in foreign currency are translated at the functional currency rate of exchange ruling at the balance sheet date. Any differences are taken to profit or loss as a gain or loss on foreign currency translation in the statements of income. In accordance with ASC 830, Foreign Currency Matters, the Company translates the assets and liabilities into USD using the rate of exchange prevailing at the applicable balance sheet date and the statements of income and cash flows are translated at an average rate during the reporting period. Adjustments resulting from the translation are recorded in shareholders' equity as part of accumulated other comprehensive income.

Comprehensive Income (Loss)

We apply ASC No. 220, Comprehensive Income ("ASC 220"). ASC 220 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements. Our accumulated comprehensive gain (loss) was $33,768 and $(3,925) as of December 31, 2013 and 2012, respectively.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

As of December 31, 2013 and 2012, property, plant and equipment, carried at cost, consisted of the following:

	December 31, 2013	December 31, 2012

Computers and electronic equipment	$49,198	$43,069
Furniture and fixtures	11,508	8,711
Software	28,799	28,799
	89,505	80,579
Less: accumulated depreciation	(34,929)	(11,549)
Construction in progress	1,915	—
	$56,491	$69,030

NOTE 4 - INTANGIBLE ASSETS

Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually. The Company evaluates the continuing value of the intangibles at each balance sheet date and records write-downs if the continuing value has become impaired. An impairment is determined to exist if the anticipated future cash flow attributable to the asset is less than its carrying value. The asset is then reduced to the net present value of the anticipated future cash flow.

Customer Relationships

Customer relationships represent the valuation of acquired customer accounts. The cost is amortized on the straight-line method over its estimated useful life of three (3) years.

	December 31, 2013	December 31, 2012
Cost basis	$22,360	$22,360
Less: accumulated amortization	(7,276)	—
	$15,084	$22,360

Amortization expense for the years ended December 31, 2013 and 2012 was $7,276 and $-0-, respectively. Estimated amortization expense for each of the ensuing years through December 31, 2015 is $7,276 per year (except for 2015, which will be $7,808).

Trademark

Trademark consists of the valuation of the Company's trademarks and brand identity. The trademark is being amortized on the straight-line method over its respective term of four (4) years.

	December 31, 2013	December 31, 2012
Cost basis	$7,218	$7,218
Less: accumulated amortization	(2,464)	(601)
	$4,754	$6,617

Amortization expense for the years ended December 31, 2013 and 2012 was $1,863 and $601, respectively. Estimated amortization expense for each of the ensuing years through December 31, 2016 is $1,863 per year (except for 2016, which will be $1,028).

Intellectual Property

Intellectual property consists of the valuation of the Company's trade secrets. The intellectual property is being amortized on the straight-line method over its respective term of five (5) years.

	December 31, 2013	December 31, 2012
Cost basis	$172,383	$172,383
Less: accumulated amortization	(52,369)	(17,227)
	$120,014	$155,156

Amortization expense for the years ended December 31, 2013 and 2012 was $35,142 and $17,227, respectively. Estimated amortization expense for each of the ensuing years through December 31, 2017 is $35,150 per year (except for 2017, which will be $14,564).

NOTE 5 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2012, the Company (through Intercloud Limited) entered into a loan agreement with Pentasoft Limited, a company with common ownership but not part of these combined financial statements, for up to $130,000 Euros (approximately $179,000 USD). The net outstanding balance is subject to an interest rate of LIBOR plus 2% (approximately 2.16% as of December 31, 2013). The balance of the loan is $179,164 as of December 31, 2013, and the repayment date has been extended to December 31, 2014. There are additional short term loans from individual owners of the companies with a balance of $18,181.

NOTE 6 – INCOME TAXES

The components of the provision for income taxes for the year ended December 31, 2013 and 2012 are as follows. Quattro Hosting LLC has elected to be a cash basis tax payer. Accordingly, the tax provision for deferred income taxes results from temporary differences arising principally from cash basis differences including: accounts receivable, prepaid expenses, accounts payable and accrued expenses.

The Company's effective income tax rate is lower than what would be expected if the federal statutory rate were applied to income before income taxes primarily because of foreign income taxed locally at rates less than the federal statutory rate.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities in the United States for financial reporting purposes and the amounts used for income tax purposes (cash basis). The major temporary differences that give rise to the deferred tax assets and liabilities are as follows: accounts receivable, prepaid expenses, accounts payable, and accrued expenses. Deferred income taxes are not provided for foreign affiliated companies as such amounts have been deemed to be insignificant.

NOTE 7- LITIGATION

The Company is a party to legal proceedings in the ordinary course of its business. The Company believes that the nature of these proceedings is typical for a company of its size and scope, and no pending proceedings are deemed to be materially detrimental.

NOTE 8 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 1, 2014, which is the date the financial statements were available to be issued. Pursuant to an Equity Interest Purchase Agreement, 100% of the Company was acquired by SMTP, Inc. on October 17, 2014. Immediately prior to the closing of the transaction, the Company's related party loan was repaid in full (Note 5).

SUPPLEMENTARY INFORMATION

QUATTRO HOSTING, LLC AND AFFILIATED COMPANIES

COMBINED BALANCE SHEETS

(IN US DOLLARS)

	Interinbox SA		Intercloud		GraphicMail Ltd
	(in USD)		(in USD)		(in USD)
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012	2013	2012

Assets
Cash and cash equivalents	$351,869	$180,111	$100,054	$9,002	$10,892	$14,711
Accounts receivable, net	181,939	166,332	—	—	19,616	2,023
Accounts receivable - related parties	2,344	201	—	—	—	23,658
Intercompany	(79,535)	(6,590)	—	—	5,775	(74,052)
Prepaid expenses	—	—	—	—	(27)	7,570
Other current assets	48,268	4,004	—	—	92	—
Total current assets	504,885	344,058	100,054	9,002	36,348	(26,090)

Property, plant and equipment, net	3,748	5,135	—	—	14,717	23,999
Intangibles, net	—	—	120,014	155,156	19,838	28,977
Intercompany prepaid	—	—	(25,495)	143,948	—	—
Investments in subsidiaries	3,299	3,216	—	—	—	—
Prepaid expenses non-current	—	—	—	—	—	—
Other assets	55,133	53,712	—	—	—	—
Total assets	$567,065	$406,121	$194,573	$308,106	$70,903	$26,886

Liabilities and Members' Equity

Liabilities:
Accounts payable	$94,474	$98,604	$26,427	$77,761	$11,725	$7,457
Accrued expenses	62,563	63,959	—	—	10,882	9,267
Loan - related parties, current	—	—	179,164	—	9,537	2,597
Other current liabilities	—	—	—	—	—	—
Total current liabilities	157,037	162,563	205,591	77,761	32,144	19,321

Loan - related parties	—	—	—	171,014	—	30,300
Total liabilities	157,037	162,563	205,591	248,775	32,144	49,621

Members' equity:
Paid in capital	112,334	109,493	3,298	3,234	10	12
Retained earnings	285,130	130,905	(9,906)	55,198	27,591	(23,510)
Accumulated other comprehensive income (loss)	12,564	3,160	(4,410)	899	11,158	763
Total members' equity	410,028	243,558	(11,018)	59,331	38,759	(22,735)

Total liabilities and members' equity	$567,065	$406,121	$194,573	$308,106	$70,903	$26,886

QUATTRO HOSTING, LLC AND AFFILIATED COMPANIES

COMBINED BALANCE SHEETS (continued)

(IN US DOLLARS)

	International Software Marketing Services		Quattro Hosting LLC
	(in USD)		(in USD)
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012

Assets
Cash and cash equivalents	$1,446	$17,312	$55,942	$81,736
Accounts receivable, net	(740)	1,898	50,886	(1,567)
Accounts receivable - related parties	—	—	—	9,321
Intercompany	53,090	10,186	36,732	(7,696)
Prepaid expenses	(45,958)	—	57,695	38,651
Other current assets	—	—	—	—
Total current assets	7,838	29,396	201,255	120,445

Property, plant and equipment, net	37,968	39,838	58	58
Intangibles, net	—	—	—	—
Intercompany prepaid	—	—	—	—
Investments in subsidiaries	—	—	—	—
Prepaid expenses non-current	4,182	5,148	—	—
Other assets	—	—	—	40,102
Total assets	$49,988	$74,382	$201,313	$160,605

Liabilities and Members' Equity

Liabilities:
Accounts payable	$33,959	$19,780	$(2,427)	$(1,948)
Accrued expenses	(66)	47,048	—	2,000
Loan - related parties, current	141	—	(347)	—
Other current liabilities	—	—	—	—
Total current liabilities	34,034	66,828	(2,774)	52

Loan - related parties	—	19,961	—	(186)
Total liabilities	34,034	86,789	(2,774)	(134)

Members' equity:
Paid in capital	10	12	1,000	1,000
Retained earnings	7,107	(12,836)	203,087	159,739
Accumulated other comprehensive income (loss)	8,837	417	—	—
Total members' equity	15,954	(12,407)	204,087	160,739

Total liabilities and members' equity	$49,988	$74,382	$201,313	$160,605

QUATTRO HOSTING, LLC AND AFFILIATED COMPANIES

COMBINED BALANCE SHEETS (continued)

(IN US DOLLARS)

	ELIMINATIONS		COMBINED
	(in USD)		(in USD)
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012

Assets
Cash and cash equivalents	$—	$—	$520,203	$302,872
Accounts receivable, net	(5,338)	(42,226)	246,363	126,460
Accounts receivable - related parties	—	—	2,344	33,180
Intercompany	(16,062)	78,152	—	—
Prepaid expenses	—	—	11,710	46,221
Other current assets	—	—	48,360	4,004
Total current assets	(21,400)	35,926	828,980	512,737

Property, plant and equipment, net	—	—	56,491	69,030
Intangibles, net	—	—	139,852	184,133
Intercompany prepaid	25,495	(143,948)	—	—
Investments in subsidiaries	(3,299)	(3,216)	—	—
Prepaid expenses non-current	—	—	4,182	5,148
Other assets	—	—	55,133	93,814
Total assets	$796	$(111,238)	$1,084,638	$864,862

Liabilities and Members' Equity

Liabilities:
Accounts payable	$(6,450)	$(55,070)	$157,708	$146,584
Accrued expenses	—	(41,173)	73,379	81,101
Loan - related parties, current	8,850	(2,597)	197,345	—
Other current liabilities	—	—	—	—
Total current liabilities	2,400	(98,840)	428,432	227,685

Loan - related parties	—	—	—	221,089
Total liabilities	2,400	(98,840)	428,432	448,774

Members' equity:
Paid in capital	(3,298)	(3,234)	113,354	110,517
Retained earnings	—	—	513,009	309,496
Accumulated other comprehensive income (loss)	1,694	(9,164)	29,843	(3,925)
Total members' equity	(1,604)	(12,398)	656,206	416,088

Total liabilities and members' equity	$796	$(111,238)	$1,084,638	$864,862

QUATTRO HOSTING, LLC AND AFFILIATED COMPANIES

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(IN US DOLLARS)

	Interinbox SA		Intercloud		GraphicMail Ltd
	(in US Dollar)		(in US Dollar)		(in US Dollar)

	For the years ended		For the years ended		For the years ended
	December 31,		December 31,		December 31,
	2013	2012	2013	2012	2013	2012

Net revenue:
Revenue, net	$2,945,621	$1,234,284	$—	$—	$379,037	$150,773
Revenue - related parties	342,444	124,754	708,668	306,656	352,664	123,347
Total revenue, net	3,288,065	1,359,038	708,668	306,656	731,701	274,120

Operating expenses:
Cost of sales	1,887,904	682,989	174	—	229,271	87,449
General and administrative	668,224	343,460	748,898	248,937	325,254	160,175
Selling and marketing	546,124	181,313	—	—	126,485	49,186
Total operating expenses	3,102,252	1,207,762	749,072	248,937	681,010	296,810
Operating profit (loss)	185,813	151,276	(40,404)	57,719	50,691	(22,690)

Other income (expense):
Interest income	120	75	23	54	—	—
Interest expense	(54)	—	(4,493)	(2,266)	(1,673)	(820)
Other expense	(8,704)	(5,356)	(20,230)	(309)	2,802	—
Total other income (expense)	(8,638)	(5,281)	(24,700)	(2,521)	1,129	(820)
Profit (loss) before taxes	177,175	145,995	(65,104)	55,198	51,820	(23,510)

Income tax provision	(22,950)	(15,090)	—	—	(719)	—
Net income (loss)	$154,225	$130,905	$(65,104)	$55,198	$51,101	$(23,510)

Other comprehensive income (loss):
Cumulative translation adjustment	9,404	3,160	(5,309)	899	10,395	763
Comprehensive income (loss)	$163,629	$134,065	$(70,413)	$56,097	$61,496	$(22,747)

QUATTRO HOSTING, LLC AND AFFILIATED COMPANIES

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (continued)

(IN US DOLLARS)

	International Software Marketing Services		Quattro Hosting LLC		ELIMINATIONS		COMBINED
	(in US Dollar)		(in US Dollar)		(in US Dollar)		(in US Dollar)

	For the years ended		For the years ended		For the years ended		For the years ended
	December 31,		December 31,		December 31,		December 31,
	2013	2012	2013	2012	2013	2012	2013	2012

Net revenue:
Revenue, net	$3,858	$1,920	$580,986	$694,138	$—	$(40,102)	$3,909,502	$2,041,013
Revenue - related parties	1,123,104	506,982	248,926	(80,101)	(2,775,806)	(981,638)	—	—
Total revenue, net	1,126,962	508,902	829,912	614,037	(2,775,806)	(1,021,740)	3,909,502	2,041,013

Operating expenses:
Cost of sales	146,167	67,127	438,729	325,363	(1,716,762)	(653,399)	985,483	509,529
General and administrative	915,692	434,745	246,808	115,663	(697,987)	(216,422)	2,206,889	1,086,557
Selling and marketing	44,893	19,541	102,721	124,630	(360,860)	(129,872)	459,363	244,798
Total operating expenses	1,106,752	521,413	788,258	565,656	(2,775,609)	(999,693)	3,651,735	1,840,884
Operating profit (loss)	20,210	(12,511)	41,654	48,381	(197)	(22,047)	257,767	200,129

Other income (expense):
Interest income	—	—	—	—	—	—	143	129
Interest expense	(199)	(325)	—	—	—	—	(6,419)	(3,411)
Other expense	—	—	2,150	59,781	197	22,046	(23,785)	76,162
Total other income (expense)	(199)	(325)	2,150	59,781	197	22,046	(30,061)	72,880
Profit (loss) before taxes	20,011	(12,836)	43,804	108,162	—	(1)	227,706	273,009

Income tax provision	(68)	—	(456)	(13,908)	—	—	(24,193)	(28,998)
Net income (loss)	$19,943	$(12,836)	$43,348	$94,254	$—	$(1)	$203,513	$244,011

Other comprehensive income (loss):
Cumulative translation adjustment	8,420	417	—	—	10,858	(9,164)	33,768	(3,925)